SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           June 30, 2005

THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130

(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798

(Address of Principal Executive Offices)       (Zip Code)

(330) 438-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Item 1.02 Termination of a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     On June 30, 2005, The Timken Company (the “Company”), together with certain of its subsidiaries as Guarantors, entered into a $500 million Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A. and KeyBank National Association as Co-Administrative Agents, JP Morgan Chase Bank, N.A. and Wachovia Bank, National Association as Syndication Agents, KeyBank National Association as Paying Agent, L/C Issuer and Swing Line Lender, and the other Lenders party thereto. The Credit Agreement replaces the Company’s previous credit agreement dated as of December 31, 2002.

     The Credit Agreement matures on June 30, 2010 and is a $500 million revolving credit facility. The interest rate is based on a spread based on grid pricing determined by the Company’s Consolidated Leverage Ratio (as defined in the Credit Agreement). In addition, the Company will pay a facility fee based on the Consolidated Leverage Ratio times the aggregate commitments of all of the Lenders. The Credit Agreement is not secured by assets of the Company. Except for letters of credit issued under the Credit Agreement to replace letters of credit issued under the previous credit agreement, the Company did not borrow any amounts under the Credit Agreement as of June 30, 2005.

     The Credit Agreement is subject to customary events of default. If any event of default occurs and is continuing, the Co-Administrative Agents may accelerate amounts due under the Credit Agreement (except for a bankruptcy event of default, in which case such amounts will automatically become due and payable).

     A copy of the Credit Agreement is filed as Exhibit 10.1 hereto. The foregoing description of the Credit Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Credit Agreement, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibits

     (10.1) Amended and Restated Credit Agreement dated as of June 30, 2005 by and among: The Timken Company; Bank of America, N.A. and KeyBank National Association as Co-Administrative Agents; JP Morgan Chase Bank, N.A. and Wachovia Bank, National Association as Syndication Agents; KeyBank National Association as Paying Agent, L/C Issuer and Swing Line Lender; and the other Lenders party thereto.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY
By:	/s/ William R. Burkhart
William R. Burkhart
Senior Vice President and General Counsel

Date: July 7, 2005

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